United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934
Date Of Report (Date Of Earliest Event Reported):
November 30, 2009
Fidelity National Information Services, Inc.
(Exact Name Of Registrant As Specified In Its Charter)
1-16427
(Commission File Number)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	37-1490331 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses Of Principal Executive Offices)
(904) 854-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name Or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Metavante Merger
On October 1, 2009, Fidelity National Information Services, Inc. (“FIS”) completed the acquisition of Metavante Technologies, Inc (“Metavante”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of March 31, 2009. As a result of the merger, each outstanding share of Metavante common stock was converted into the right to receive 1.35 shares of FIS common stock. For accounting purposes the transaction was treated as a purchase and the results of Metavante will be included in the consolidated results of FIS beginning October 1, 2009.
Agreement to Sell ClearPar
On October 29, 2009, FIS entered into an agreement to sell its ClearPar automated syndicated loan trade settlement business to Markit Group Holdings Limited, a global financial information services company. The transaction is expected to close by the end of the fourth quarter of 2009. FIS will begin reporting the results of ClearPar as discontinued operations beginning with the results of operations for the three and twelve month periods ended December 31, 2009.
Supplemental Financial data
Due to the financial impact of the transactions described above, FIS management desires to furnish more timely information to investors to improve the understanding of the Company’s operating performance. The purpose of the schedules included in Exhibit 99.1 is to recast the revenues and operating income for the first three quarters of 2009 and full year and fourth quarter results for 2008 in a manner consistent with how FIS will report results beginning in the fourth quarter of 2009. These schedules combine the results of Metavante, on a pro forma basis, as if the merger was completed on January 1, of each respective year, and report the operating results of ClearPar as discontinued operations. Discontinued operations present the financial results as a single line item, net of tax, below net earnings from continuing operations.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies and other factors. In addition, the preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the final purchase price allocation that will be recorded upon completion of the appraisal process.
The exhibit included with this filing contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). FIS’ management uses non-GAAP measures for planning purposes, including the preparation of annual operating budgets, and to evaluate the operating performance of its businesses and to compare its operating performance with that of its competitors. Therefore, management believes non-GAAP measures to be relevant and useful information for investors. The non-GAAP measures exclude certain items, which management believes are not indicative of core operating results, however, these items do impact our income statement, and management therefore utilizes non-GAAP measures as an operating performance measure in conjunction with GAAP measures, such as operating income or other income statement data prepared in accordance with GAAP. The non-GAAP measures should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP.
The information included in Items 2.02 and 9.01 within this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information included in Items 2.02 and 9.01 within this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
A copy of the historical financial data is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Fidelity National Information Services, Inc. Supplemental Financial Schedules
As described in Item 2.02 above of this Current Report, this exhibit is “furnished” and not “filed” with this Current Report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: November 30, 2009	By:	/s/ Michael D. Hayford
		Name:	Michael D. Hayford
		Title:	Corporate Executive Vice President and Chief Financial Officer

Fidelity National Information Services, Inc.
November 30, 2009	By:	/s/ James W. Woodall
		Name:	James W. Woodall
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Fidelity National Information Services, Inc. Supplemental Financial Information

As described in Item 2.02 above of this Current Report, this exhibit is “furnished” and not “filed” with this Current Report.

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